EXHIBIT 99.2

Conference Call Transcript

SATC - Q1 2005 SatCon Technology Corp. Earnings Conference Call

Event Date/Time: Feb. 22. 2005 / 10:00AM ET

CORPORATE PARTICIPANTS

 Mike Turmelle

 SatCon Technology Corporation - VP and COO

 Dave Eisenhaure

 SatCon Technology Corporation - Chairman and CEO

 David O’Neil

 SatCon Technology Corporation - VP, Finance

CONFERENCE CALL PARTICIPANTS

 Walter Nasdeo

 Ardour Capital - Analyst

 Michael Brcic

 Oppenheimer Funds - Analyst

 Joe Berwind

 Bergeoun Capital Management - Analyst

 Carlo Corzine

 Newbridge Securities - Analyst

 Judah Stoller

 Wachovia Securities - Analyst

 John Slowinski

 Winslow Asset Management Group - Analyst

 Michael Du

Vermont Electric - Analyst

PRESENTATION

Operator

 Good day, ladies and gentlemen. Welcome to the SatCon Technology Corporation 2005 first quarter earnings conference. My name is Kaitlyn and I’ll be your coordinator today.

[Operator Instructions].

I would like to now turn the presentation to your host, Mr. Mike Turmelle, Vice President. Please go ahead, sir.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Thank you, operator and good morning, everyone. Welcome to SatCon Technology Corporation’s conference call to review the financial and operating results for our first quarter of fiscal year 2005 which ended January 1, 2005.

In a minute I will turn the call over to Dave Eisenhaure for an overview of our first quarter activities and financial results, which I will follow with a discussion of our operating progress. Following our comments we will open the call for questions and answers.

First, however, I will read our Safe Harbor Statement. This conference call contains forward-looking statements that involve a number of risks and uncertainties. For this purpose any statements that are contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Without limiting to the following the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the caption factors affecting future results in SatCon’s annual report on Form 10-K for the year ended September 30, 2004, which factors are included herein by reference. A copy is available from SatCon upon request.

At this point I would like to introduce Dave Eisenhaure, SatCon’s Chairman and Chief Executive Officer.

Dave?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Thanks, Mike, and good morning, everyone. I want to thank you all for taking the time to join us today for our review of activities in SatCon’s first quarter 2005. From a financial perspective, our revenue increased by 12% over this time last year from 8.2 million to 9.2 million.

This is the second highest quarter in the past two years. From an operational standpoint, 6 million of the 9.2 million in revenues was from Power systems. Our electronics group contributed 2.3 million in revenue and our applied technology group contributed 0.9 million.

Our operating loss over the period totaled 1.2 million while our backlog at quarter end was 22 million. We are very pleased with our product revenue growth, which represented a 33% increase from 6.2 million to 8.3 million. We saw a 54% reduction in our funded R&D from 2 million to 900,000 due to the investment we made in the EDO program, which we believe will result in a fielded operational system for the US Navy and result in future revenues.  We also completed an $8 million equity financing and re-negotiated a $7 million revolving line of credit.

So from an overall viewpoint, our business is continuing to grow and our costs are stabilizing.  We believe that the key to SatCon’s future growth and profitability are combining the diligent reduction in expenses with an increased emphasis on sales and marketing to achieve profitable growth in revenues.

At this time I would like to turn the call over to Mike Turmelle, our Chief Operations Officer, for an operations review, after which I will address management changes and plans for the coming year.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Thanks, Dave. From an operations standpoint, bookings continue to be strong. And we ended the quarter with a backlog of $22 million. Product revenue for the quarter, specifically at power systems, was up 33% annually and about 5% from Q4 to Q1.

We have seen a strong demand for our photovoltaic line of power converters that we introduced over the past year. SatCon’s photovoltaic converters include all of the necessary equipment to convert solar array DC power to usable AC power and also to allow excess electricity to be sold back to local utilities. Our PV inverters meet UL-1741 certification, a necessary step for the acceptance by such organizations as the California Energy Commission.  We booked over a $1 million in new orders during the first quarter and we have been working with our key vendors with a goal to reduce our cycle time to a six-week turn around.

Alternative energy applications are a strong driver for future growth at SatCon. In addition to our photovoltaic converters, we continue to work closely with fuel cell energy on fuel cell power generation systems and are trying to grow our involvement in the wind turbine power generation market.

During the quarter we received a signed letter of intent from a new hospital site for two of our rotary UPS systems. While we are still in final negotiations to definitize the order, we are quite excited about the market for backup power at hospitals.

In our Electronics division we were pleased to be certified by the United States Defense Supply Center to build space qualified products to the military standard for the manufacture of hybrid microcircuits, what is known as Class K.  Class K is the highest reliability level achievable in the assembly of hybrid microcircuits, which are used in such applications as secure communications, HDTV, satellite TV, and radio signals, satellite controls and onboard diagnostics. A total of 41 companies in the United States are qualified by DSCC to build hybrids. In achieving this certification SatCon Electronics joins an elite group of only 13 of those manufacturers qualified to produce space level products.

We have also launched a line of motor control drivers, which are 60% smaller and 20% more thermally efficient than the competition.  These assemblies will be available in a commercial off the shelf or hermetic version. The markets served include military, aerospace, transportation and robotics. These controllers combined with our power systems state-of-the-art motors, offer an additional unique market opportunity.

At the Applied Technology division, we have been working with our strategic partner General Atomics to submit a proposal for the first ship set up the IPS hardware.  Just as a reminder, SatCon is working with General Atomics on a shipboard power distribution system for the next-generation all-electric ship, the DDX destroyer. On the EDO program we have delivered the first of four units and have successfully finished the final acceptance testing on unit two which will be delivered shortly. Units three and four are in process of being ready for their final acceptance tests after which they will be delivered within the next few weeks.  We are also currently quoting the initial OASIS rollout, which should be approximately 40 systems.

We are continuing our work on the high-powered but very compact converter that is being designed for use in active armor and other military pulse power applications. This new technology, if successful, could help our troops in the field by preventing the damage that occurs to their fighting vehicles if hit by a rocket-propelled grenade. Our customer has been so impressed by the work we have done to support this program that he is negotiating with us to award a nearly $3 million contract for continuing support on other tasks. As soon as we have that negotiated and signed we will let you know.

Finally from an operational standpoint, we are working hard to increase our revenues and profits. We have transitioned much of our product offering from engineered products to flow products with a predictable and growing demand. Material cost-out is a major focus of on ongoing day-to-day efforts as we transition more engineered products to flow products to increase our sales volume which enables us to more effectively leverage our vendors both onshore and off to reduce material costs.

At this time I’ll turn the call over to Dave for further comments.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Thanks, Mike. Let me close out our call with some discussion about recent management changes here at the company.

First, back in December we expanded our board of directors with the addition of two new independent directors, Joseph E. Levangie and Andrew R. Muir. Joe is Chief Executive Officer of J.E.L. and Associates, a financial and investment services firm based in Bedford, Massachusetts.

Previously he has served as Chief Financial Officer for Greenman Technologies Incorporated and Collagen Incorporated. Joe graduated from M.I.T. and received an M.B.A. from Harvard.

Andrew Muir has accumulated a 30-year experience base in international business experience in the scientific instrumentation, semiconductor and computer industries. He has worked with Perkin Elmer in Europe and here in the U.S. For over a decade Dr. Muir has provided a wide range of management and advisory services to emerging technology companies. Dr. Muir earned his Ph.D. from Oxford University and his M.B.A. from Pace University in New York.

Joe has a wealth of experience, insight and business acumen and extensive experience in assisting growing businesses. Given his financial expertise, Joe has already been able to positively contribute to the board’s goal of achieving sustained profitability. Andrew’s technical knowledge and operational management experience has given us an additional area of expertise for the board. We think these will be very strong additions to the management team and will help us to achieve our goals going forward.

We are very fortunate to have Millard Firebaugh join us as our new President and Chief Operating Officer. Millard is a retired Navy Admiral with a bachelor’s degree in physics, master’s degree in electrical engineering, a Naval engineering degree and doctorate in ocean engineering all from M.I.T. Previous to joining us he served as a Vice President for Innovation and Chief Engineer of General Dynamics Electric Boat Division where he was responsible for a 2800 person submarine design and engineering group.

Admiral Firebaugh served for 30 years in the U.S. Navy, retiring in 1995 as a Deputy Commander for Engineering and Chief Engineer for Naval Sea Systems Command where he managed a 500 million dollar annual budget and was responsible for the specification, standards and design for Navy ships, systems, and equipment and for the acquisition and maintenance of the same. Millard is recognized as one of the foremost technical authorities on Naval ship engineering. This will be a tremendous addition to SatCon and a significant step toward our growth. Millard brings a wealth of operational and engineering experience that will benefit SatCon’s operation at both the product and technology divisions. He is a recognized leader who can help us improve our performance results and add credibility to our technology and product development initiatives. Millard will be starting here at SatCon next Monday.

Unfortunately we lost the services of our C.F.O., Ralph Norwood and one of our board members Dr. Gerry Wilson. Both Ralph and Gerry have contributed to our efforts to improve SatCon’s financial position and turn the corner in reaching profitability.  In fiscal year 2004 our revenues increased by 27% from $27 million to $34 million. On an operating basis we lost $4 million for the year.  However, in fiscal 2003 we had sustained losses in excess of $26 million. Thus 2004 is a significant improvement and one that we can credit to a substantial increase in our business and a major shrinking of our cost structure. Ralph and Gerry played important parts in that improvement and we thank them for their contributions and wish them well for the future.

Most recently SatCon announced that David O’Neil has been appointed as Vice President of Finance and Treasurer to replace Ralph. For the past few years Dave was the general manager of our Electronics division in Marlboro.

Finally I would like to discuss our plans for the future in both cutting costs and improving our top line growth.

Going forward our plan is to continue our cost reduction efforts by reducing costs both at the corporate and the operating level. As a part of that plan, we recently took steps to significantly reduce costs associated with finance, legal, and management overhead.  We are continuing to look into further overhead reductions such as outside services costs throughout the company. Our new board members, Joe Levangie and Andrew Muir, are going to work with Dave O’Neil to further investigate areas for cost reductions. Operations is focusing on material cost-outs such as offshore supply development and procurement and seeking alternative domestic suppliers to promote competitive material costs.

In addition, our operating divisions are looking to improve inventory returns and reduce receivable days outstanding. From a top line perspective, our plan is to increasingly focus our resources toward driving profitability and top line growth. We are doing this by repositioning some staff while selectively hiring new personnel.  We recently reduced salary costs by some $700,000 annually through reductions in personnel. We will be replacing some of those costs with new hires such as Millard Firebaugh, a new sales leader in power systems and a business development and general manager in our electronics division. We expect to do this with an overall net reduction in cost.

At this time I would like to introduce David O’Neil for some brief comments.

 David O’Neil  - SatCon Technology Corporation - VP, Finance

 Thanks, Dave. Let me start out by saying that due to the diligent efforts by the management team, I believe that we are well positioned financially with over $8 million in cash and a $7 million line of credit. My background includes multiple years of successful cost reduction and cycle time reduction programs at Polaroid and most recently in our Electronics division.

My charter from Dave and the board is to manage the company’s transition back into profitability by identifying areas for cost reduction and working capital improvements based on my successful experiences in the past.  My plans are to work with the operating divisions to drive these changes and to track our progress. I’ll be focused on improved sales order bookings, materials costs, supply chain development, inventory turns, and reductions in outstanding receivables. I have already implemented key metrics to focus both corporate and divisional management on what needs to be done to obtain near term growth and profitability.

I look forward to the challenge and I am confident that we can achieve positive results.

Dave?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Thanks, Dave. As we look forward to the remainder of 2005 we expect continued improvement in sales from all of our divisions for products in the defense sector, electronics, alternative energy, test and measurement and industrial automation markets. We are also confident we can continue to manage our costs, increase our backlog, and grow profitably in the future.

At this time I would like to open the call for any questions you may have.

QUESTION AND ANSWER

Operator

 [Operator Instructions].

Sir, your first question comes from Walter Nasdeo of Ardour Capital.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Walter, how are you sir, nice to have you with us this morning.

 Walter Nasdeo  - Ardour Capital - Analyst

 Pleasure to be here.

I have a couple of questions on the operational side. First I’d like to start off with your backlog. When do you expect most of that to be hitting the income statement?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 All of that backlog would be delivered within a year, most of it. There’s a small amount that will — on government R&D programs that will flow over into next year, but I would say about 20 million of that will hit within the next year.

 Walter Nasdeo  - Ardour Capital - Analyst

 Okay. I know you talk about the hybrid not being the hybrid auto market but do you guys have any plans or are you looking at that market at all with any of your products right now?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We’re actually delivering product into that market, Walter. We’re not delivering to Toyota or a top tier player but we are dealing with folks focused on fleet applications. And as we get more contracts in the area, and they become significant, we will be putting out information on that.

 Walter Nasdeo  - Ardour Capital - Analyst

 Okay. So at this point it’s not significant enough to really talk about.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

It’s more on the development end that we are supplying products to folks doing development for fleet applications and we are waiting and negotiating on larger orders.

 Walter Nasdeo  - Ardour Capital - Analyst

All right. I’d like to ask you a little bit of breakdown in your power systems segment as far as which products seem to have been gathering the greatest sales growth recently.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We’ve been doing well, Walter across the board really. I mean, our photovoltaic line has been quite impressive. The fact that we are garnering a pretty good share in the market above the 30-kilowatt mark. We’re also doing quite well with converters for fuel cells. It’s a very steady business right now. Again, we’re larger than 200 kilowatts. The MagLev line is doing quite well. The Magmotor line is selling and we’re feeling very well about that too.

 Walter Nasdeo  - Ardour Capital - Analyst

 Okay. How about your costs of goods sold associated with those products? Are they still growing rather rapidly or no?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 No. And we’re working hard, Walter. I mean, the real issue now as we transition sort of from the engineered product to more of a flow product is to get material costs out. That’s what we’re working on, as we increase our volumes we’re able to leverage our vendors.

We’re also looking for offshore vendors, offshore manufacturing. So we are constantly working on that.  This quarter, we had a little blip and we’ve seen some of the raw material prices such as steel and copper get us a little bit but we’re working very hard to improve on that.

 Walter Nasdeo  - Ardour Capital - Analyst

 Okay. Thank you very much.

Operator

 [Operator Instructions].

Your next question from Michael Brcic of Oppenheimer.

 Michael Brcic  - Oppenheimer Funds - Analyst

 I have a couple of questions. Probably four but I’ll come back for the other two. First one is a quick one. What’s the conversion price on our preferred stock?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 We didn’t do a —

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 It’s a common stock.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 It’s a common stock.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 It sold for $1.65.

 Michael Brcic  - Oppenheimer Funds - Analyst

 And isn’t there a preferred stock on the balance sheet somewhere? Two million a hundred and twenty five thousand?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Sorry about that. Maybe a little bit of that left, yeah. There’s a little bit. Very little of that left, yeah.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Is it 2.50?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 I believe the conversion price is 2.50 or  there about.

 Michael Brcic  - Oppenheimer Funds - Analyst

 Okay. Not a problem. Second one goes to profitability etc. Your backlog you say you expect possibly about 20 million to come through this year so I assume you’re looking at your revenue level for this year to be at least 20 million?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Well, no. Typically our backlog represents about equivalent of about six months in sales. What we have promoted, what we have given as guidance for sales is we expect to see a double digit improvement from our 34 some odd million last year. So, you know, we would be at least 10% higher than that in the coming year.

 Michael Brcic  - Oppenheimer Funds - Analyst

 Okay. And you talked about, you know, going towards profitability, etc. What are your plans on — or when are you targeting to cross over into profitability —

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 The guidance that we’ve provided is that we expect to be profitable for the entire year 2005. Now, we haven’t given any specific quarter-by-quarter guidance because with delivery schedules and things we don’t necessarily control that. But our guidance for the year is double-digit growth in top line revenues and profitable, and we expect that to be, you know, just a little profitable.

 Michael Brcic  - Oppenheimer Funds - Analyst

 Can I just clarify that? Do you mean — when you say profitable for the year, that means, let’s say you lose money for the first half of the year, that you will more than make up for that in the second half of the year to end net profitable or that you will be profitable on a quarterly basis by the end of the year.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 In our K for the year, we will show a slight profit. That’s our corporate goal.

 Michael Brcic  - Oppenheimer Funds - Analyst

 Got it. Cool. I’ll let someone in and I’ll probably come back. Thanks.

Operator

 Sir, your next question is from Joseph Berwyn of Bourgeon Capital Management.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Joe, nice to see you. Thank you for joining us.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Good morning, fellows. David, the moment you started talking about taking costs out the stock gained about 6 or 7% in value so let’s keep that conversation going. It’s obviously the right direction.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We only get there by continuously and diligently cutting costs and putting emphasis on sales and marketing. That’s what we need to do, and I know you know that. So I appreciate you emphasizing it.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Maybe either yourself or Mr. O’Neil can take us through a little bit of the cash flow from the operating activities of the firm, over the last four quarters we saw fantastic improvement in that culminating with the positive number in the fourth quarter of 2004. So this operating result for the quarter has some extraordinary factors in it. And I’d like you to discuss what they are. Maybe talk about it or clean it up a little bit so that we can better understand what is in that million four number.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Well, Joe, I think that the major things is that we had some — some increase in our costs of goods sold and mainly our materials was up a little bit. We also saw some increase in our SG&A expense and really that was, as we were putting back some infrastructure, particularly around some of our selling and marketing expenses. You know, outside of that, very little different from the last quarter.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Just taking a first cut at the quarterly gross margin for the company as a total number, it looks like there were roughly around 800 basis points of change in there. Do you think you can recover that amount in short order in one or two quarters as new inventory flows through and on — on an operating level? What kind of a target have you set for the next quarter in the way of an improvement?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

Basically the expenses that we spent in the quarter were primarily finishing up the EDO program. As you know, we’ve already taken the losses associated with that program but the engineers that worked on the EDO program, were they not working on the EDO program would be working on other programs that’s a 750K delta right there.

We expect the EDO program to transition to a product delivery program very soon in the future. Initial orders from the Navy we expect, given funding approval and other things, would be in the 20 to 40-unit area. So we expect that to go from an expense item to a profit line item very quickly.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Very quickly in one or two quarters, David, or very quickly before the yearend?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Before the year-end.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Okay.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We’re through one quarter already so I would expect that part way through the year we would receive an order for production there.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Okay. I’ll jump back in queue.

Operator

 Sir your next question from Carlo Corzine of Newbridge Securities.

 Carlo Corzine  - Newbridge Securities - Analyst

 The question is, you did the funding, the $8 million came in December. You still, I believe, have a shelf registration out there.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 No, we don’t, sir. We lost that when we put in our cash.

 Carlo Corzine  - Newbridge Securities - Analyst

 Very good. That’s what I wanted to hear. I don’t know if anybody knows that because that’s good. The moment you put the shelf registration out there the stock started to slide because it’s like an open gun. I know it does good for the company but not for the stock.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 It’s a bummer. We were disappointed about that. But it’s gone. We have no immediate plans to re-institute it.

 Carlo Corzine  - Newbridge Securities - Analyst

 Right. With your $8 million cash and line of credit, does that look like enough funds going forward? Seems like, especially if it looks like you’re going to be getting several government contracts, I’m sure you can finance those, go to the bank without hitting the markets. Is that true?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We’ve told everybody we believe that that financing, those two pieces of financing are enough to get us to profitability as a company.

 Carlo Corzine  - Newbridge Securities - Analyst

 Also I’m looking through, I understand we got a new person coming on board real soon in the next couple of weeks and I don’t see that in any of the press releases. I think maybe it was in a filing.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Millard Firebaugh, our new President.

 Carlo Corzine  - Newbridge Securities - Analyst

 Yes.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Great guy. I talked a little bit about him on the conference call. There was a press release about him. I know he’s listening in so I have to be careful what I say, I don’t want him to blush but —

 Carlo Corzine  - Newbridge Securities - Analyst

 Apologize; I missed the first five minutes so I missed that part.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 He is a great guy. We will file a script I believe of the call.

 Carlo Corzine  - Newbridge Securities - Analyst

 Yes.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 So you can take a look at it. Millard is a great guy. Had 2800 people working for him at General Dynamics, a PhD from MIT and vast amounts of also experience and we are proud to have him. I can’t wait until Monday when he starts.

 Carlo Corzine  - Newbridge Securities - Analyst

 I’m looking for good sales increases out of him. Very good. Thank you.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 He’ll be on the next call.

 Carlo Corzine  - Newbridge Securities - Analyst

 Very good.

Operator

 Your next question, sir, from Judah Stoller of Wachovia Securities.

 Judah Stoller  - Wachovia Securities - Analyst

 Hi, how are you? A quick question on the commentary you mentioned earlier about the two RUPS’s you are working on that with the hospital. Is that the first we’ve heard of those?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 That is the first time we have spoken about those, yes.

 Judah Stoller  - Wachovia Securities - Analyst

 Okay. And those are still to be announced as done deals but you’re working on them?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Yes. We have a letter of intent, signed letter of intent from a hospital and we’re quite excited about the backup power market for hospitals.

 Judah Stoller  - Wachovia Securities - Analyst

 Great. And any other news on RUPS, maybe NIST or anything like that, how’s that activity going on?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 We’re still working with NIST, working on getting that unit to the field. The work is progressing nicely. NIST is interested in additional units and that conversation is continuing.

 Judah Stoller  - Wachovia Securities - Analyst

 Great. Thanks, guys.

Operator

 Your next question from Richard McGuire of Sterling Financial.

Unidentified Speaker

 Hello, Dave. This is Aldo. I’m with Rich. Rich basically had all of his questions answered and he’s currently not in at the moment but just wanted to congratulate you again on increased revenue.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We were pleased with it. Especially with the growth in product revenue was quite significant.

Unidentified Speaker

 I’ve got a question about your new plant site in Boston.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Yes. You should come up and see it. It’s cheaper, it’s better than the plant site over in Cambridge and we really like it.

Unidentified Speaker

 Okay. And how is the transition? Was the transition Okay there?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Yes. It went pretty smooth. You know, it’s easy to get here. As you know, Boston is still dug up so from a couple of places it was initially a little bit of trouble commuting in here but that seems to have smoothed out. The MBTA has put in a new line called the silver line that actually has a stop right in front of our door.

Unidentified Speaker

 Good. That brings your customers in a lot faster then.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 This is a lot better place to develop initial commercial products than the Cambridge site and you should come up and see us. It’s about a mile from the airport. In fact, anybody on the call that wants to come and see, just give myself or Bill O’Donnell a call and we’ll arrange a tour.

Unidentified Speaker

 Just a couple of questions, if I may, Dave. First of all, congratulations on continuing to grow the photovoltaics. I’m very excited about a photovoltaic market. I don’t know if people see the same excitement I see as another core of your business that continues to grow but kind of give me what you see out there in the field as far as what you see as a growth prospect in photovoltaics and solar arrays.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Good morning, Aldo, its Mike. The market is very exciting, very interesting. It’s growing quite rapidly. We’re one of probably two suppliers in the market over the 30-kilowatt power level. You know, there’s a lot of large programs being planned out right now and we expect to see the volumes pick up even more as more silicon becomes available. There’s a little bit of a shortage issue right now but as more of the silicon byproduct becomes available we expect to see some very large products left. So we’re pretty excited about that market.

Unidentified Speaker

 If there’s lack of product that means demand is pretty high. That’s all good.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 It’s all good for us right now. We’re seeing the — as we said last quarter about $1 million in bookings. Our product is being we received; it’s performing very well. And we are out in the field working with the power integrators to the utilities and everyone is excited about our product offering.

Unidentified Speaker

 One question based on that. If you look at, are you allowed, or at all able, to talk about who some of your customers are, have been or continue to be or new customers coming down the pike on these units because it’s nice to see the growth but sometimes people don’t really understand maybe the significance of some of your orders based on the people that are ordering from you.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 I think we’re working for most of all the integrators and OEM’s. We work with BP Solar, we’ve worked with Schott, we’ve worked with some of the integrators, Turtle Engineering, SIT. So, we’re working with pretty much everyone right now, although, that does projects over that 30-kilowatt line.

Unidentified Speaker

 That’s really exciting. Now, the new technology certification you received for the IN Satellite industry, can you go into that a little bit and see what kind of a feel we have out there going forward the next couple of years in that field.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 The Class K this is an exciting area. I mean it’s a very large market. We’re one of 13 players. You know, it’s a big honor to get that. In fact, we had been trying for roughly about five years to put that in place. So the market is very large about $12 billion annually and we expect to be participating somewhat in that.

Unidentified Speaker

 I know the first year is usually the slowest year as you’re trying to get your feet wet in there, just looking to see if there’s going to be good growth there for your people. If you’re very excited about that or is that going to be basically like you say a two, three, four, five million dollar year type of business or if you could see it growing much further about in the future.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 We’re starting in to it and as we start to get the orders; we’ve actually had one order in place already, as we start to get them, we will put that out there and educate people on the market and the way we see it developing.

Unidentified Speaker

 Okay very interesting. Thank you. One last question, if I may, whether it’s Dave or to you Mike, I think this is more to you, on the UPS, the marketing of the UPS, I think there’s been some confusion on how the UPS is marketed. For example, when you get a distributor like Cummins, is Cummins out there marketing for you, are you working with Cummins directly talking to the customers? Do you have people in-house that are out there doing things from your company site, for example knocking on doors, talking to potential customers or do you — are you totally relying on companies like Cummins and other distributors out there or marketing firms to do it for you?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 No, we have a combination of both, Aldo. And I think as we referenced in the conference call script, we’ve got an individual that’s going to be joining us in sales to lead Power Systems and I think I’ll wait for him to come on board and then we can walk through that whole strategy.

Unidentified Speaker

 Okay and now with Cummins you have two distributorships, am I correct?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 That is correct. Right now we have distributorships online.

Unidentified Speaker

 One sense of frustration in the market is that people feel that Cummins is basically dragging their feet why would they come on board in the last year and a half or two years and is still does not have any real progress. What’s the minority there? I know there are some things you can’t talk about.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Right.

Unidentified Speaker

 But and that’s Okay. Just sort of to clarify for some people out there, exactly what’s going on with Cummins?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Aldo, you know the issue was particularly in the rotary UPS market as you sort of have to clear some hurdles. And a lot of it has to do with experience and a lot it has to do with fielding units and folks being able to feel comfortable to those would work. Certainly our units are out in the field at Deluxe and LeCroy University have been very good performers that has made a lot of individuals very comfortable with our product. We recently have gone through work with NIST. That is a very large opportunity for us, which gets us into the government cycle.

And that is a real showcase for us. But that got through the hurdles with a company called ECG, which is Mike Symmorphix it’s an engineering group that designs power backup systems. So, that was a big hurdle for us. Also we were participating in a large data center proposal but the real effort there was to get familiar with a company called EYP and an individual by the name of Peter Grosser, that he would feel comfortable with our equipment.

So, each of these is a step along the way. We’re getting a lot of inquiries out of Cummins. We’re going through and processing those. A lot of those are international. So we’re taking our time at it. And as I said, we get the individual onboard we will lay that whole strategy out for everybody.

Unidentified Speaker

 And if I may ask one more question, I don’t want to hog the —. I’ll come back to you. Let’s give someone else a chance.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 All right. Thanks, Aldo.

Unidentified Speaker

 Thank you.

Operator

 A follow up from Michael Brcic of Oppenheimer.

 Michael Brcic  - Oppenheimer Funds - Analyst

 Hi, Mike.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Hi, again.

 Michael Brcic  - Oppenheimer Funds - Analyst

 Actually I have got a bit of a follow-up from before. On the profitability side, what should we look for in the next quarter or two to sort of get a feel that you guys are on target for your goals? And the second question is, on your success overall your revenues have grown in the last few quarters, which is great. Is that a cyclical economic sort of thing or is that growth out of new products and, you know, is it more of a pure growth sort of thing. And when do you expect to cross over 100 million in revenues? Do you have a target on that, or maybe a better question is where do you see this company, you know, two years out realistically, not the best you know the best of all scenarios but a positive scenario?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Well, that gives us a chance to really stick our necks out, I guess. You know, the revenue growth has been from new products. About half of our 30 plus percent growth last year was from the alternate energy side of things.  About $5 million of our growth came from that sector. Actually our first quarter historically has typically been our low quarter. So we kind of bucked the trends this time by coming in with quite a good revenue number and I believe it’s the second in the last couple of years so we were very pleased with that.

I think that the thing that you can track, and we’re pretty tied to trends a little bit on the mix of revenue, but the thing you have to watch is revenue growth going forward. The thing that we’re focused on is cutting costs and achieving increases in revenues, that’s how we’re going to get to sustained profitability. It’s easier for you guys to see the revenue growth so watch, watch that. The  $100 million number? You know I think the point that for small public companies to get to $100 million is a major threshold, is a good one.

You know, to throw a number out there, if we’re — if we’re there three years from now I would be pleased if we’re not there three years from now, it’s going to be bit of a bummer and that’s sort of - - I have kind of two hats here, one is the CEO and the other is the company’s biggest shareholder. So, that’s what we’re shooting for and you know that’s not really guidance but it’s a gut feel.

 Michael Brcic  - Oppenheimer Funds - Analyst

 Right, right. I mean it’s obviously a lot too far out for guidance. Actually I have one more. I’m sorry.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Yes, sir.

 Michael Brcic  - Oppenheimer Funds - Analyst

 The departures on the releases on those two guys that left that basically said something about the direction of the company to getting to profitability, can you guys maybe expand a little bit on the direction they were going and the direction that you wanted to go in and why the direction you guys want to go in is —

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 You know the only person who made a comment on profitability was Gerry Wilson who wrote a letter. I’ve enjoyed working with both of those guys over the last three years. Gerry’s give and take on the board helped us a lot as far as the cost cutting we’ve done to date. And I think some of the ideas he put in place are things we’re going to lean on going forward. So, you know, I wouldn’t say we’re all in there, we’ve got to cut costs and we’ve got to grow revenues. You can’t just do one.

Ralph Norwood spent a great three years here. I loved working with him. He’s offered to help us any way he can going forward. And you know, we appreciate those guys. We’ve had three new guys come in, two on the board and one, Millard Firebaugh, who will help us too. So, you know the world goes on. People change. Those guys made real contributions and the new guys will too and we’re going to push the company forward.

 Michael Brcic  - Oppenheimer Funds - Analyst

 Great. Thank you.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Thank you, sir.

Operator

 You have a follow up from Joseph Berwind from Bourgeon Capital.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Hi, Joseph.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Hi, David. Michael Turmelle, if you don’t mind I’ll start with you. Mike, can you give me a sense, now that you’re going to be redirecting the priority back into Power Systems, what you hope to achieve in terms of gross margins if you can give me a sense of what your targeted improvement is for the current quarter?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 You know, Joe, we’re trying to improve it.  Clearly, one of the biggest drivers we have is materials. You know, it’s 50% of our cost of goods sold. But putting out probably a target at this point would be inappropriate. We’re certainly going to try to grow that, Joe. We understand what the drivers are in there. And we’re pushing pretty hard on it.

We’re also, as part of unveiling some new flow products we’ve got a lot of opportunities now. We’ve made sort of bulletproof systems that could span across a number of different power ratings and now what we need to do is go and optimize those designs for each of those power ratings. And that would mean taking material out such that you have a more of a point design.

So giving the goal right now, Joe, probably wouldn’t be appropriate. I’m certainly looking forward to it to improve above what it was this quarter and be improve it beyond what it was last quarter and we’re working hard on it, Joe.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Certainly having Dave’s metrics in place will help us do that.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Having Dave’s metrics and looking at inventory turns and inventory reductions and also looking at having beefed up a little bit a part of our costs of G&A.  Beefing up a little bit of the cost accounting group at our power systems and we think we’ve got the real information to manage the business with right now.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Mike, would you say in an absolute sense they’ll improve in the current quarter?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 I think they will, Joe, in this quarter. I believe that to be true.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Okay. Second question, in the last quarterly conference call I believe that you talked about two to three RUPs in the year and so I was hoping that you might, given this letter of intent, be in a position to change that forecast. And especially after your comments about being involved in discussions with a large opportunity related to E.Y.P., I believe you said. So how are you feeling about RUPs and are you ready to increase your forecast?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Probably not now, Joe. I’m feeling very bullish on RUPs. I just don’t want to be looking like I’m hyping the line. I feel very bullish about it. The fact that we had a good review from E.Y.P. and C.C.G. and folks are looking at it. I also think bringing on the individual, bringing on to help us there. But in my budget as I think my comment was last time, in my budget I’ve only built two or three, and that’s the realistic view that I was giving to the board.

Certainly I believe we can improve on that and it is our goal to improve on that. We’re also going to be unveiling a version of the U.P.S. that is just a ride through device alone. So we feel good about that. But we see there  is alot of opportunity to improve on the current products and maintain profitability without the RUPs. So that’s that way we’ve built my plan. You know, just for just a point, a case in point, the motor line. When we first got there, the motor line was probably a very low margin business. It had always been an interesting business for us because it had — sort of a lost leader. It attracted a lot of folks to us.

But we were able to take that line, to take a lot of the parts out of it, to transition to an offshore vendor that is supplying those key components and parts to partial assemblies such that we made our part very economical and very price competitive. And now that’s giving us the ability, someone asked earlier about the hybrid vehicles, we’re able to get our parts to prices at focus in that market are looking at because we’ve gone through this cost reduction business. So you know, we see a lot of excitement around all the product lines. I certainly feel a lot of excitement personally about the RUPs line but we’re not trying to beat that horse. We’re trying to say we’ve got a lot of good product lines and interesting applications and we’re trying to work several of them.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 I guess one of our philosophies as a company as far as reporting; we kind of call it the bird in the hand philosophy. We want to talk about jobs we’ve got. You know, give us a sense of the opportunity and, you know, under promise and over deliver in this marketplace.

We gave you a couple of hints of new things, one a letter of intent for RUPs units and another was a $3 million job for active armor that’s in the negotiation stages - very significant things, but things that we have in our hands right now. And you know, that’s going to be our philosophy going forward and we are going to exceed expectations.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 That sounds good. You know, shockingly, David, the stock didn’t move at all when you talked about those two additional units. It only began to move when you focused in on costs. I only have a few more questions if you don’t mind, and the first of which is related to OASIS. Mike, you said two units were accepted and two tests are to come.

When, and how much more investment do you think we need to make before we can get to, you know, a reply on these 40 units and maybe you can just approximate what the revenue opportunity is either per unit or for the order or in total, however you want to cut that. But I’m more concerned with being done with the additional costs involved

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Joe, right now we’ve got two units to test. We have another on test. The third is in the final assembly stage. Our goal is to get all those units out this quarter. You know, I don’t want to hype this again because we are on through negotiations but you’re talking about units that will cost between $150,000 apiece and $220,000 apiece and we would expect to get good commercial margins on those units.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Fantastic. David, two questions for you and then I’m gone. The first is can you characterize what this new manager of sales looks like? Is it an individual to work for Mike in Power Systems or is this an individual who will work throughout the company trying to tie together the marketing activity and focus in on those products that are selling best.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 The sales guys ultimately work for the whole company. This guy’s initial charter is to gun up Power Systems. There was 60% of our sales in this quarter from Power Systems. There are some big opportunities down the quarter. But I guess I shouldn’t say the fellow’s name. You’ll like this fellow, we’ll announce it soon and we’re very bullish on someone who can coordinate the sales effort. You know, we’re focused on cutting costs and putting emphasis on marketing and sales. And I know you among others are pitching exactly that and we’re in line doing that.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 When does this person begin?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 He should start within the next 30 days, I would think.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Okay. David, last question for you, in the last quarterly conference call you reiterated, you know, a continued effort to manage costs down and increase in the backlog, and improvement in profitability to grow the top line at double digits.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Yes, sir.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 And I believe no one funded capital along the way, although I believe there was some in the current quarter. Can you reiterate all that? Is that still the plan?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 That’s the plan. You know, occasionally little pieces of software development, which was the part you talked about and we needed that to expand the capability of the photovoltaic line. It’s going to be minor. We’ll think about it hard before we do those things. But that is the plan. We’re transitioning us out of corporate into people who ship product and make sales.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Should I model in another 750 for AT in terms of OASIS in the current quarter?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 No, I wouldn’t do that, Joe.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Is it more or less, Mike?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 It would be less than that, Joe.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 A significant amount less?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 We’ve taken all of our — I believe we’ve taken all of the expenses for the EDO program. It’s just a matter of that we —

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We’ve got to redeploy the engineers. It takes a little time to do that.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Can you ballpark a figure for us?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 It would be hard to do right now, Joe.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We weren’t prepared for that question, Joe. But it’s a good question. Ask us next time.

 Joe Berwind  - Bourgeon Capital Management - Analyst

 Thank you very much, gentlemen.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Thank you, thanks, Joe.

Operator

 Your next question Don Slowinski of Winslow Asset Management Group.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

Don, how are you?

 Don Slowinski  - Winslow Asset Management Group - Analyst

 Good morning, David. Congratulations on another good quarter. I’ll be real brief. The outstanding common shares at 33 million, that does not include the 4.8 million shares that are going to be issued for the recent financing.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 It includes most of them.

 Don Slowinski  - Winslow Asset Management Group - Analyst

 Oh, it does include most of them.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Sure.

 Don Slowinski  - Winslow Asset Management Group - Analyst

 Oh, good.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 When we talked on the phone I wasn’t...

 Don Slowinski  - Winslow Asset Management Group - Analyst

 I just missed that. I wanted to see whether that was — I wanted to get the accurate number. Good, good. And a lot of my other questions were answered. And I’ll be back in touch so I can bring some guys up to see your new facilities.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Love to show you around and see you again.

 John Slovensky  - Winslow Asset Management Group - Analyst

 Okay. Take care.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Thank you, sir.

Operator

 Your next question a follow up from Richard McGuire (ph) of Sterling Financial.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Is this Richard yourself or are you Aldo again?

Unidentified Speaker

 This is Aldo again. How are you doing?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We’re doing good.

Unidentified Speaker

 Well, Richie and I are in the same office.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 I know talking to one of you is like talking to the other.

Unidentified Speaker

 That’s good. I’m probably talking to eight or ten guys around Sterling so you’re going to have to bear with me. One of the things that I wanted to talk about was your patents, Dave. You’ve talked to me — when I came to visit you last time a lot of people were concerned about would there be competition? - Are your patents safe? These are some of the things that people were worried about, could competition overtake you because your patents aren’t so safe?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We think our patents are pretty good. You know, we have about 75 that we own exclusively ourselves and 30 or so that we own with Chrysler and have mixed rights to. Dr. Jim Kirtley is on our board and heads our patent committee and we look carefully at every job. Jim is a patent expert in his own right and does patent defense professionally as well as his job as a college professor and electric drive hybrid motor vehicle expert.

Unidentified Speaker

 Right.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We think we’re doing pretty good work there. And you know, we have a line of intellectual property that we don’t patent because you don’t want to patent everything. That’s not a good strategy. But someone wants to move in on SatCon, we think they have to spend a lot of money. We think the barrier to enter is quite high and they have to get a start early and stay late and I think it’s hard to do.

Unidentified Speaker

 Much better they just buy you out altogether. What do you think?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We want to get people, the big guys, in the position where you want to buy the stuff from us or they want buy us.

Unidentified Speaker

 That’s right.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Either is fine.

Unidentified Speaker

 That’s good. One question on that. I’m very excited about the armor deal that you have going now.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Nifty, huh?

Unidentified Speaker

 You know, the market would go nuts about technology like this. I mean, one of the things I wanted to talk about is your stock prices have suffered over the last few weeks, I think quite unfairly if you ask. But a lot of it was because of the uncertainty when Ralph Norwood resigned. People weren’t sure what was going on. One of the things that a lot of people have expressed to me is marketing is very important as far as your company is concerned for people to see what your company is doing. Are you all making an effort to talk to institutions that are current holders of your stock? Do you have a program like that? Do you stay in touch with them or do you have someone else do that for you?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 I call them all the time. The big holders of our stock talk every week.

Unidentified Speaker

 Okay.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 You know, anybody wants to — obviously I can’t give insider information out but I will tell everybody that calls me what’s available in the press and try to get them aligned with what SatCon is doing. And I get a lot of calls. I know who the big shareholders are and they’re people I talk to. Of course, we have Dave Gentry working with us. You know him.

Unidentified Speaker

 Just seems that sometimes unfairly for some reason people just want to dump stock and a lot of time comes from uncertainty. They’re not really quite able to perceive what’s going on.

With this new contract for this armor, it’s been such a hot issue in the news, that’s quite exciting. I mean, I think the expansion from that could be quite awesome if you ask me.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 That’s a nifty thing. And uncertainty causes some people to sell. It creates a buying opportunity for others. Life goes on. I mean, hopefully some people that bought some stock when it was down will make some real money on it and that will please me.

Unidentified Speaker

 Well, Dave, I thank you very much. I won’t be in asking any more questions. Got in other people’s way to ask quite a few questions, but again you all keep pecking along and I will see you soon.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 You come up and see us.

Unidentified Speaker

 Thank you, sir.

Operator

 Your final question from Michael Du of Vermont Electric (ph).

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Michael.

 Michael Du  - Vermont Electric - Analyst

 Hey, Dave. Thank you for the conference call. Just a couple of real general questions. You have so many products and a lot of — you know, it seems to me it’s a big product line that you folks have. How do you manage your engineers to focus their efforts? Seems like you have three divisions and so many products. It seems to me like it’s really hard to create some of the economy of scope there.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 We have an engineering pool that manages engineering services throughout the company, either uses them to develop new products or to sell their services as engineering services to the government, which kind of mitigates our engineering costs. A very skilled guy named Ed Wagner manages that group. One thing to keep in mind, the kind of core of all of our electronics are these power electronics modules, power electronics building blocks, and almost all of our products, though they have different names are made up by the same group of building block modules.

We use a common digital computer to run those things and the software is very similar throughout the products. So you know, they’re quite tied together and that gives us some engineering commonality and it actually works together pretty good from that point of view.

 Michael Du  - Vermont Electric - Analyst

 Thanks. How about sales and marketing efforts? I have not had a chance to take a look at your filings. Could you give me a general sense how much spending that you folks are doing in sales and marketing on your income statement? As a portion of your income statement.

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 Roughly Michael, around — right now around 25% or so.

 Michael Du  - Vermont Electric - Analyst

 25% goes into sales and marketing?

 Mike Turmelle  - SatCon Technology Corporation - VP and COO

 We spend about 2 — that includes G&A, too. It’s roughly about  —SG&A is about $2.5 million.

 Michael Du  - Vermont Electric - Analyst

 Okay. And — but I was just curious, like is part of it sales and marketing? Like is there a portion, do you have a number for that?

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 No, we don’t break that out, Michael.

 Michael Du  - Vermont Electric - Analyst

 Okay. Thanks. That’s all the questions I have.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Come and see us. You’re not too far away.

 Michael Du  - Vermont Electric - Analyst

 Okay. Thanks. I will.

Operator

 Ladies and gentlemen Mr. Eisenhaure, I’ll hand the call back to you for your closing comments. That was the final question.

 Dave Eisenhaure  - SatCon Technology Corporation - Chairman and CEO

 Well, I just like to thank everyone for calling in. I look forward to meeting with you again for our next quarterly conference call. And just as a reminder if you ever need to speak with us about anything regarding the future success of the company, give me a call. I’d love to talk to you. Thank you again and goodbye.

Operator

 Ladies and gentlemen that concludes your conference call. You may now disconnect.